UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2017

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)

(707) 766-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

Appointment of Chief Financial Officer

On September 28, 2017, the Compensation Committee of the Board of Directors of Calix, Inc. (the “Company”) appointed Cory J. Sindelar, age 48, to serve as Chief Financial Officer and Principal Financial Officer, effective October 1, 2017. Mr. Sindelar served as the Company’s Interim Chief Financial Officer and Principal Financial Officer pursuant to a consulting agreement from May 31, 2017 to September 30, 2017.

In connection with Mr. Sindelar’s appointment as Chief Financial Officer, effective October 1, 2017, the Company entered into an offer letter with Mr. Sindelar (“Offer Letter”) regarding the terms of his employment. Mr. Sindelar will receive an annual base salary of $320,000 and will be eligible to receive a target annual bonus of 60% of his annual base salary based on achievement of objectives established by the Company’s Compensation Committee. In connection with the Offer Letter, and as a material inducement for Mr. Sindelar to enter into employment with the Company, on October 1, 2017, the Company’s Compensation Committee granted Mr. Sindelar an option to purchase 300,000 shares of the Company’s common stock with an exercise price per share equal to the grant date fair market value based on the closing trading price of the Company’s common stock. The stock option will be governed by the terms of an option agreement to be entered into between the Company and Mr. Sindelar with terms and conditions consistent with the Company’s 2010 Equity Incentive Award Plan and the Company’s standard form of stock option agreement. The stock option will vest and become exercisable over four years from October 1, 2017, with 25% of the shares initially underlying the stock vesting and becoming exercisable on October 1, 2018, and the remainder of the shares underlying the stock option vesting and becoming exercisable quarterly thereafter in substantially equal installments over the next 36 months, subject to Mr. Sindelar remaining continuously employed with the Company through the applicable vesting date. In connection with the Offer Letter, on September 28, 2017 the Compensation Committee also approved adding Mr. Sindelar as a Group B participant in the Company’s Amended and Restated Executive Change in Control and Severance Plan (“Plan”).

Prior to joining the Company, Mr. Sindelar served as the Chief Financial Officer of Violin Memory, Inc., a pioneer in the all-flash-array enterprise storage market, from December 2011 to April 2017. He also previously served as Chief Financial Officer of Ikanos Communications, Inc., a semiconductor and software provider to telecommunications equipment suppliers, from September 2006 to July 2010. From 2003 to 2006, Mr. Sindelar held various finance positions at EMC Corporation. From 2000 to 2003, Mr. Sindelar was Vice President, Corporate Controller and Principal Accounting Officer at Legato Systems, Inc., an enterprise software company, which was acquired by EMC. Mr. Sindelar holds a B.S. in Business Administration from Georgetown University.

There is no arrangement or understanding between Mr. Sindelar and any other persons pursuant to which Mr. Sindelar was selected as an officer, and there are no related party transactions involving Mr. Sindelar that are reportable under Item 404(b) of Regulation S-K.

The foregoing description is qualified in its entirety by reference to the text of the Offer Letter and the Plan (as amended) each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017. The Company and Mr. Sindelar also entered into the Company’s standard indemnification agreement, the form of which was filed with the SEC as Exhibit 10.5 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 8, 2010.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release, dated October 2, 2017, announcing the appointment of Mr. Sindelar is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. A copy of the Company’s press release, dated October 3, 2017, regarding the inducement award stock option grant to Mr. Sindelar pursuant to NYSE Rule 303A.08 is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 2, 2017 announcing appointment of Chief Financial Officer.
99.2	Press Release dated October 3, 2017 regarding inducement award stock option grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 3, 2017	CALIX, INC.

		By:	/s/ Suzanne Tom
Suzanne Tom
VP, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 2, 2017 announcing appointment of Chief Financial Officer.
99.2	Press Release dated October 3, 2017 regarding inducement award stock option grant.

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